    As filed with the Securities and Exchange Commission on December 18, 1996
                                                           Reg. No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              -----------------------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

              -----------------------------------------------------


                               BOYDS WHEELS, INC.
               (Exact name of Issuer as specified in its charter)

         California                                 93-1000272
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)
                              8380 Cerritos Avenue
                            Stanton, California 90680
                    (Address of principal executive offices)

              -----------------------------------------------------


                  1995 STOCK OPTION PLAN OF BOYDS WHEELS, INC.
                            (Full title of the plan)

              -----------------------------------------------------


                                 BOYD CODDINGTON
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              8380 CERRITOS AVENUE
                            STANTON, CALIFORNIA 90680
                     (Name and address of agent for service)
                                 (714) 952-4038
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              CURT C. BARWICK, ESQ.
                           HIGHAM, MCCONNELL & DUNNING
                             28202 CABOT, SUITE 450
                         LAGUNA NIGUEL, CALIFORNIA 92677

                         CALCULATION OF REGISTRATION FEE

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                                                  Proposed maximum
Title of securities to        Amount to be        offering price per        Proposed aggregate        Amount of
be registered                 registered*         share**                   offering price**          registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock                    450,000               $13.44                    $6,048,000               $1,833
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

* Plus, in accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the 1995 Stock Option Plan of Boyds Wheels, Inc. (the "Plan").
** Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the General Rules, based upon the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market System on December 17, 1996. These shares of Common Stock represent the shares issuable under the Plan.
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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

                  * INFORMATION REQUIRED BY PART I TO BE CONTAINED IN THE
                  SECTION 10(a) PROSPECTUS IS OMITTED FROM THE REGISTRATION
                  STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT
                  OF 1933 AND THE NOTE TO PART I OF FORM S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Boyds Wheels, Inc. (the "Company") with the Securities and Exchange Commission (the"Commission") are incorporated by reference herein:

         (i) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1995; (Commission File No. 0-26738), which report contains certain information incorporated by reference to portions of the Company's definitive proxy statement (the "1996 Proxy Statement") for the Company's June 12, 1996 Annual Meeting of Shareholders consisting of the information in the 1996 Proxy Statement appearing under the headings "Compensation of Executive Officers" and "Security Ownership of Certain Beneficial Owners and Management;"

         (ii) the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1996;

         (iii) the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 1996;

         (iv) the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1996;

         (v) the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on or about September 15, 1995 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report subsequently filed by the Company for the purpose of updating that description.

         In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that de-registers all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the common stock being offered hereby has been passed upon for the Company by Higham, McConnell & Dunning, Laguna Niguel, California. Curt C. Barwick, a partner of Higham, McConnell & Dunning and a member of the Board of Directors of the Company, holds, as of the date hereof, options to purchase 3,000 shares of the Company's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation and the Bylaws of the Company and indemnity agreements entered into between the Company and its directors and officers provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of California, the state of incorporation of the Company.

         Section 317 of the General Corporation Law of the State of California authorizes indemnification by a corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonable incurred by him or her in connection therewith.

         If such proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

         The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.

         The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Company under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMS

         Not applicable.

ITEM 8.  EXHIBITS

         4.1      1995 Stock Option Plan*

         4.2      Amended and Restated Articles of Incorporation*

         4.3      Bylaws, as amended*

         5.1      Opinion of Higham, McConnell & Dunning

         23.1     Consent of Coopers & Lybrand L.L.P.

         23.2     Consent of Higham, McConnell & Dunning
                  (included as part of Exhibit 5.1)

         24.0     Power of Attorney (included at page II-6)

-------------------------------------------
* Filed as an Exhibit to the Company's Registration Statement on Form SB-2, Registration No. 33-94064-LA, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (ii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stanton, State of California, on this 18th day of December, 1996.

                                       BOYDS WHEELS, INC.


                                       By:      /s/ Boyd Coddington
                                                ------------------------------
                                                Boyd Coddington
                                                Chairman of the Board and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Boyd Coddington and Rex A. Ours, and each of them, his true and lawful attorney in fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates stated.


Signature                                            Title                                       Date
---------                                            -----                                       ----
/s/ Boyd Coddington        Chairman of the Board and Chief Executive Officer    December 18, 1996
----------------------
Boyd Coddington

/s/ Rex A. Ours            Secretary, Chief Financial Officer, Principal        December 18, 1996
----------------------     Financial and Accounting Officer
Rex Ours

/s/ Stanley Clark          Chief Operating Officer and Director                 December 18, 1996
----------------------
Stanley Clark

/s/ Curt C. Barwick        Director                                             December 18, 1996
----------------------
Curt C. Barwick

/s/ Marcus Sorenson        Director                                             December 18, 1996
----------------------
Marcus Sorenson

/s/ Melanie McCaffery      Director                                             December 18, 1996
----------------------
Melanie McCaffery

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------
     4.1          1995 Stock Option Plan*

     4.2          Amended and Restated Articles of Incorporation*

     4.3          Bylaws, as amended*

     5.1          Opinion of Higham, McConnell & Dunning

     23.1         Consent of Coopers & Lybrand L.L.P.

     23.2         Consent of Higham, McConnell & Dunning
                  (included as part of Exhibit 5.1)

     24.0         Power of Attorney (included at page II-6)

---------------------------------
* Filed as an Exhibit to the Company's Registration Statement on Form SB-2, Registration No. 33-94064-LA, and incorporated herein by reference.